UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2025

Enlightify Inc.

(Exact name of Registrant as specified in charter)

Nevada	001-34260	36-3526027
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

3rd Floor, Borough A, Block A.

No.181 South Taibai Road

Xi’an, Shaanxi Province

People’s Republic of China 710065

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +86-29-88266368

China Green Agriculture, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ENFY	NYSE

Item 8.01 Other Events

On January 21, 2025, Enlightify Inc. (the “Company”) issued a press release announcing the authorization by the Company’s board of directors of a stock repurchase program (the “Repurchase Program”). Pursuant to the Repurchase Program, the Company plans to repurchase up to 2,000,000 shares of its common stock, at a price not exceeding $3.00 per share, during the period ending December 31, 2025, in the open market or in privately negotiated transactions from time to time, in compliance with applicable securities laws.

A copy of the press release is furnished to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

Exhibits.

Exhibit No.	Description
99.1	Press Release of Enlightify Inc. dated January 21, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 21, 2025	ENLIGHTIFY INC.
(Registrant)

	By:	/s/ Zhuoyu Li
Zhuoyu Li
Chairman of the Board of Directors, Chief Executive Officer, and President

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